CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A of The Gabelli Value 25 Fund Inc. as filed with the Securities and Exchange Commission on or about April 30, 2018.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York
April 30, 2018